UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

UMeWorld Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30813	61-2299084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 West Flagler Street, 9th Floor, Miami, Florida 33130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (786) 791 0483

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UMEW	OTC

Securities registered pursuant to Section 12(g) of the Act:

Common Stock

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(b) New Independent Registered Public Accounting Firm

On February 5, 2026, UMeWorld Inc. (the “Company”) engaged WSJ & Partners (No. AF 002020) (“WSJ”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2026. The engagement was approved by the Company’s Board of Directors.

As previously disclosed in the Company’s Current Report on Form 8-K filed on January 5, 2026, J&S Associate PLT resigned as the Company’s independent registered public accounting firm effective December 31, 2025, and furnished a letter to the Securities and Exchange Commission regarding such resignation.

During the Company’s two most recent fiscal years and through the subsequent interim period preceding WSJ’s engagement, neither the Company nor anyone on its behalf consulted with WSJ regarding: (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMEWORLD INC.

By:	/s/ Michael Lee
Name:	Michael Lee
Title:	Chief Executive Officer

Date:	February 6, 2026

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